UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2001

Honda Auto Receivables 2001-2 Owner Trust
(Exact name of registrant specified in its charter)

Delaware	333-92827	33-6306919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

American Honda Receivables Corp. 700 Van Ness Avenue Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 781-6131

Item 5. Other Events

     On November 19, 2001, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of July 1, 2001 (the "Agreement"), between American Honda Receivable Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2001-2 Owner Trust, a Delaware business trust, as Issuer, Bankers Trust (Delaware), as Owner Trustee (the "Owner Trustee") and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee") were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto Receivables 2001-2 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibits 20

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2001-2 Owner Trust
By: American Honda Finance Corporation, as Servicer

By: /s/ John Weisickle
John Weisickele
Vice President